UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2018

Lattice Strategies Trust

(Exact name of registrant as specified in its charter)

Delaware	811-23002	See below
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 Montgomery Street, 27th Floor

San Francisco, California 94104

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 508-3400

(Former name or former address, if changed since last report.)

This Form 8-K relates to the following series of Lattice Strategies Trust:

Title of each Series	IRS Employer Identification Number
Hartford Multifactor Low Volatility International Equity ETF	81-5042847
Hartford Multifactor Low Volatility US Equity ETF	81-5042468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 31, 2018, the compliance staff (the “Staff”) of Cboe BZX Exchange, Inc. (“Cboe”) provided written notice to Lattice Strategies Trust (the “Trust”) that it is not in compliance with the continued listing standard set forth in Exchange Rule 14.11(c)(9)(B)(i)(a) of Cboe with respect to two if its series. Exchange Rule 14.11(c)(9)(B)(i)(a) requires that, in order to comply with Cboe continued listing standards, a listed company must maintain no fewer than 50 record and/or beneficial holders of Units for 30 or more consecutive trading days following the initial twelve-month period beginning upon the commencement of trading of a series of Units. Hartford Multifactor Low Volatility International Equity ETF and Hartford Multifactor Low Volatility US Equity ETF (each, a “Fund” and, collectively, the “Funds”), each a series of the Trust, was reported to have less than 50 beneficial shareholders for the period May 31, 2018 through August 1, 2018.

In accordance with Cboe procedures, the Trust must submit a written response to the Staff outlining the Trust’s plan to increase the number of shareholders of each Fund and regain compliance with Rule 14.11(c)(9)(B)(i)(a). The Trust intends to submit such a response in a timely manner. If the Staff accepts the Trust’s plan to re-gain compliance, the Staff will provide up to a six-month “cure period” beginning on the date of the Staff’s notification. The Staff will make available a list of issues that are non-compliant with continued listing standards. In order for the Funds to re-gain compliance during the “cure period,” the Trust will be required to demonstrate that each Fund has had at least 50 record or beneficial shareholders. If the Trust is unable to demonstrate that a Fund has at least 50 (record or) beneficial holders by the end of the “cure period,” the Staff may delist that Fund.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements may include words such as “anticipate,” “believe,” “may” and other words and terms of similar meaning, including in connection with any discussion of the timing or nature of future financial performance or other events. Such forward-looking statements are subject to certain risks and uncertainties, including whether the Trust is able to re-gain compliance with Cboe continued listing standards, whether one or both Funds are able to avoid potential delisting from Cboe, and other factors disclosed by the Trust from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, the Trust’s actual results may differ materially from those indicated or implied by such forward-looking statements. Except as required by law, the Trust disclaims any obligation to publicly update such statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lattice Strategies Trust

Date: September 7, 2018	By:	/s/ Alice A. Pellegrino
	Name:	Alice A. Pellegrino
	Title:	Vice President